UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):         June 15, 2011

RF INDUSTRIES, LTD
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000,
San Diego, California 92126-4202
(Address of Principal Executive Offices)

(858) 549-6340
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry Into a Material Definitive Agreement.

On June 15, 2011, RF Industries, Ltd. (the “Company” or “our”), completed the previously announced acquisition of Cables Unlimited, Inc., a New York corporation, pursuant to the Agreement and Plan of Reorganization, dated June 6, 2011 (the “Acquisition Agreement”), by and among the Company, CUI Acquisitions, Inc., a newly formed New York corporation and wholly-owned subsidiary of the Company (“CUI Acquisitions”), Cables Unlimited, Inc., and Darren Clark (the “Seller”), the sole shareholder of Cables Unlimited, Inc.  Pursuant to the Acquisition Agreement, at the closing of the transactions contemplated by the Acquisition Agreement, CUI Acquisitions merged with Cables Unlimited, Inc., with CUI Acquisitions as the surviving entity (the “Merger”), and CUI Acquisitions changed its name to “Cables Unlimited, Inc.” (“Cables Unlimited”).  The material terms of the Acquisition Agreement and the Merger were previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2011.  See Item 2.01 of this Current Report on Form 8-K for a discussion of the completion of our acquisition of Cables Unlimited, Inc.

In connection with the closing of the Merger, Cables Unlimited (f/k/a CUI Acquisitions, Inc.) entered into a lease (the “Lease”), dated June 15, 2011, with K & K Unlimited, a New York limited liability company (“Landlord”), under which Cables Unlimited will lease from Landlord the real property located at 3 Old Dock Road, Yaphank, New York, 11980, together with the building located thereon, and all affixed property, furniture, fixtures, and equipment currently located in the building (the “Premises”).  The Lease is for a term of approximately five (5) years, commencing on June 15, 2011 and ending on June 30, 2016, unless earlier terminated in accordance with the Lease, and subject to Cables Unlimited’s one time option to extend the term of the Lease for an additional five (5) year term, as further described in the Lease.

Cables Unlimited’s monthly rent expense under the Lease is $13,000 per month, plus payments of all utilities, janitorial expenses, routine maintenance costs, and costs of insurance for Cables Unlimited’s business operations and equipment, as described in the Lease.  Immediately prior to the closing of the Merger, Cables Unlimited, Inc. rented the Premises from Landlord and conducted Cables Unlimited, Inc.’s business from the Premises.  The Landlord is a family company controlled by the Seller.

Item 2.01            Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 above, and the contents of that section are incorporated herein, as if fully set forth under this Item 2.01.

Pursuant to the Acquisition Agreement, on June 15, 2011, upon the filing of a Certificate of Merger with the New York Department of State, Cables Unlimited, Inc., merged with and into CUI Acquisitions, with CUI Acquisitions as the surviving entity.  In connection with the Merger, CUI Acquisitions changed its name to “Cables Unlimited, Inc.” and will continue the business and operations of Cables Unlimited, Inc.

Under the Acquisition Agreement, the Seller’s shares of Cables Unlimited, Inc. common stock issued and outstanding immediately prior to the closing of the Merger were converted into the right to receive a total of $5,600,000 in cash and shares of the Company’s common stock.  The purchase price was paid one-half in cash and one-half in shares of unregistered common stock of the Company.  Accordingly, at the closing, the Company issued to the Seller 762,738 shares of the Company’s common stock (the number of shares is equal to $2,800,000 divided by the volume weighted average price of the Company’s common stock for the five trading days prior to the date on which the transactions contemplated by the Acquisition Agreement were first publicly disclosed, i.e., June 7, 2011).  Of the $2,800,000 cash amount, $2,550,000 was paid to Seller at the closing, and $250,000 was deposited into an escrow account with a New York bank, to be held in escrow for up to one year following the closing as security for the Seller’s indemnification obligations under the Acquisition Agreement.

Cables Unlimited, Inc. is an established fiber optic custom cable manufacturer based in Long Island, New York.  Cables Unlimited, Inc. is a Corning Cable Systems CAH Connections SM Gold Program member, authorized to manufacture optic products that are backed by Corning Cable Systems’ extended warranty.  The products manufactured by Cables Unlimited, Inc. include custom fiber optic cable assemblies, adapters and electromechanical wiring harnesses for communications, computer, LAN, automotive and medical equipment.

At the time of the Merger, and other than with respect to the Acquisition Agreement, neither the Company, nor any of the Company’s officers, directors, or affiliates had any material relationship with Cables Unlimited, Inc. or the Seller.

Item 3.02            Unregistered Sales of Equity Securities.

The information in Item 2.01 of this Report, regarding the issuance of 762,738 shares of the Company’s common stock to the Seller in connection with the closing of the Merger is incorporated herein by reference.

The Company issued the foregoing shares pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering of securities.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with and effective immediately upon the closing of the Merger, (i) the Company’s Board of Directors increased the size of our Board of Directors from five to six, and appointed Darren Clark, the Seller, to fill the vacancy created by the increase in the size of our Board of Directors, and (ii) Darren Clark entered into an employment agreement (the “Employment Agreement”) with the Company, pursuant to which Darren Clark is employed as Cables Unlimited’s Chief Executive Officer through June 15, 2013, subject to earlier termination as provided in the Employment Agreement.

In consideration for Mr. Clark’s service as a member of the Board of Directors of the Company, effective as of June 15, 2011, the Company granted Mr. Clark a five-year option to purchase an aggregate of up to 15,000 shares of common stock of the Company.  The options vested immediately and have an exercise price equal to the closing price of the Company’s common stock on June 15, 2011 (i.e., $3.69 per share).  The option was granted pursuant to the Company’s standard form of stock option agreement, as previously filed with the SEC.  Moreover, Mr. Clark will receive annual compensation payable pursuant to the Board of Director’s normal policies.

Under the Employment Agreement, Mr. Clark is entitled to an annual salary of $150,000.  Additionally, Mr. Clark is eligible to participate, to the extent that he is eligible under the terms and conditions thereof, in any pension, retirement, disability, insurance, medical service, or other employee benefit plan that is generally available to all employees of the Company and that may be in effect from time to time during the period of Mr. Clark’s employment under the Employment Agreement.

Mr. Clark, 44, is a co-founder of Cable Unlimited.  Mr. Clark has been an executive officer of Cables Unlimited since that company was formed in 1992, and the Chief Executive Officer and sole shareholder of Cables Unlimited since 2005.

Item 9.01            Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The Company will provide the financial statements required by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information. The Company will provide the pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the filing date for this Current Report on Form 8-K.

(d)           Exhibits.

Exhibit No.	Description
10.1
Agreement and Plan of Reorganization by and among RF Industries, Ltd., CUI Acquisitions, Inc., Cables Unlimited, Inc., and Darren Clark (previously filed by the Company on June 7, 2011 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, and incorporated herein by reference).

10.2	Single Tenant Commercial Lease, dated June 15, 2011, between Cables Unlimited, Inc. (f/k/a CUI Acquisitions, Inc.) and K & K Unlimited.*

10.3	Employment Agreement, dated June 15, 2011, between RF Industries, Ltd., and Darren Clark.*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 21, 2011

	By:	/s/ HOWARD HILL
Howard Hill
President, Chief Executive Officer